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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Johnson &n Johnson of our report dated January 22, 2001 relating to the consolidated financial statements of Johnson & Johnson, which appears in the Johnson & Johnson Current Report on Form 8-K dated March 14, 2001. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Johnson & Johnson" in such Registration Statement.



                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          --------------------------------------

                                          PricewaterhouseCoopers LLP



New York, New York


March 14, 2001